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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

        Date of Report (Date of earliest event reported): APRIL 1, 1998

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

       DELAWARE            1-9019         76-0040040
   (State or other      (Commission    (I.R.S. Employer
   jurisdiction of      File Number)  Identification No.)
    incorporation)

                 1330 POST OAK BOULEVARD, HOUSTON, TEXAS 77056
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 623-6544

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ITEM 5. OTHER EVENTS.

     On this Current Report on Form 8-K, the Registrant is filing with the Securities and Exchange Commission certain items that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-31039).

     Preferred Stock Offering. On March 6, 1998, the Registrant issued 1,750,000 shares of 7.14% Series A Cumulative Preferred Stock ($.01 par value per share, liquidation preference $100 per share)(the "Preferred Stock") under a shelf registration of up to $500 million aggregate amount of securities of the Registrant. Net proceeds from the sale of the Preferred Stock in the amount of approximately $171.3 million were used to reduce a portion of the Registrant's debt under its $450 million revolving credit agreement and its uncommitted and unsecured lines of credit incurred primarily in connection with the Registrant's acquisition of interests in operating service contracts in Venezuela. In addition, the Registrant declared a dividend to all holders of the Preferred Stock of record on March 15, 1998, which was paid on March 31, 1998.

     Financing Activities. On March 9, 1998, the Registrant terminated its $100 million revolving credit facility with NationsBank of Texas, N.A., as agent, Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency, as co-agents, and replaced it on March 10, 1998, with a new $100 million revolving credit agreement on the same terms that provides for conversion of amounts outstanding on March 8, 1999 to a one-year term loan maturing March 8, 2000.

     Appointments. Union Texas Americas Limited, an indirect subsidiary of the Registrant, appointed Carlos del Solar, as President and General Manager of Union Texas Venezuela Limited, and Charlie Latch, as Executive Vice President of Operations for Union Texas Venezuela Limited. Together, Mr. del Solar and Mr. Latch will direct the Registrant's growing activities in Venezuela from its new Venezuelan headquarters in Caracas. Union Texas Petroleum Limited, a London-based subsidiary of the Registrant, appointed Roger P. Coe as Managing Director. Mr. Coe succeeds John E. Kennedy, who was recently named President of Union Texas Central Asia Limited, based in Kazakhstan. Mr. Kennedy is replacing John W. J. Hardy, who recently announced his retirement plans.

     Recent Developments. In March 1998, oil prices fell to their lowest levels since 1988. For example, the spot price for West Texas Intermediate averaged approximately $15.92 for the first quarter of 1998 down from approximately $22.74 for the first quarter of 1997. As compared to the first quarter of 1997, which was favorably impacted by higher oil prices with net income of $64 million or $.74 per share, lower oil prices in 1998 will result in the Company recording significantly lower earnings in the first quarter of 1998. In light of the current low oil price environment, the Company is reviewing its capital expenditure budget for 1998 and expects that any reductions in capital and operating expenses would not significantly impact current operations but defer certain exploration and development plans. Any such deferrals could limit opportunities for new reserves from exploration successes and delay anticipated production from certain properties thus impacting future net income and cash flows.

     This Current Report contains forward-looking statements within the meaning of and in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act, as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including price volatility (as evidenced by the recent decline in market prices for crude oil), development, operational, marketing and opportunity risks, and other factors described from time to time in the registrant's publicly available SEC reports, which could cause actual results to differ materially.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Underwriting Agreement between the Company and the
                            Underwriters with respect to the MAPS(SM) (the "MAPS")
           4.13          -- Form of      % Mandatory Putable/remarketable Securities
                            (MAPS(SM)) due April   , 2038
           5.1           -- Opinion of King & Spalding regarding legality of the MAPS
          12.1           -- Computation of Ratio of Earnings to Fixed Charges;
                            Computation of Ratio of Earnings to Combined Fixed
                            Charges and Preferred Stock Dividends
          23.2           -- Consent of legal counsel included in Exhibit 5.1
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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNION TEXAS PETROLEUM HOLDINGS, INC.

                                            By:    /s/ LARRY D. KALMBACH

                                              ----------------------------------
                                              Larry D. Kalmbach
                                              Vice President and Chief Financial
                                                Officer

Date: April 1, 1998
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                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Underwriting Agreement between the Company and the
                            Underwriters with respect to the MAPS(SM) (the "MAPS")
           4.13          -- Form of      % Mandatory Putable/remarketable Securities
                            (MAPS(SM)) due April   , 2038
           5.1           -- Opinion of King & Spalding regarding legality of the MAPS
          12.1           -- Computation of Ratio of Earnings to Combined Fixed
                            Charges; Computation of Ratio of Earnings to Combined
                            Fixed Charges and Preferred Stock Dividends
          23.2           -- Consent of legal counsel included in Exhibit 5.1